Manning & Napier Fund, Inc. N-14

Exhibit 99(14)(a)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Manning & Napier Fund, Inc. of our reports dated December 16, 2019, relating to the financial statements and financial highlights, which appear in Annual Reports of Pro-Blend® Conservative Term Series, Pro-Blend® Extended Term Series, Pro-Blend® Maximum Term Series, Pro-Blend® Moderate Term Series, Target 2015 Series, Target 2020 Series, Target 2025 Series, Target 2030 Series, Target 2035 Series, Target 2040 Series, Target 2045 Series, Target 2050 Series, Target 2055 Series, Target 2060 Series, Target Income Series, Blended Asset Conservative Series, Blended Asset Extended Series, Blended Asset Maximum Series and Blended Asset Moderate Series on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Appendix A: Surviving Series Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

May 20, 2020